Exhibit 10.3
FLOTEK INDUSTRIES, INC.
STAND-ALONE RESTRICTED STOCK UNIT AWARD AGREEMENT
NOTICE OF AWARD
Subject to the terms and conditions of this Notice of Award (this “Notice”), and the attached Flotek Industries, Inc. Stand-Alone Restricted Stock Unit Award Agreement (the “Award Agreement”), Flotek Industries, Inc. (the “Company”) hereby grants to Harshavardhan V. Agadi (the “Participant”), as a material inducement for him to take employment with the Company, the number of Restricted Stock Units (the “RSUs”) set forth below. Unless otherwise specifically indicated, all terms used in this Notice will have the meaning as set forth in the Award Agreement.
Identifying Information:

Participant Name	Harshavardhan V. Agadi	Date of Grant:	01/20/2023
and Address:		Number of RSUs:	109,489[1]
		Vesting Commencement Date:	01/20/2023
Vesting Schedule:
Subject to the terms of this Notice and the Award Agreement, the RSUs will vest over a year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	100% will vest, combined total of 100% vested
Upon vesting of the RSUs, the Participant will receive payment at the time provided in Section 3 of the Award Agreement.
Representations and Agreements of the Participant:
The Participant has reviewed this Notice and the Award Agreement in their entirety, has had an opportunity to have such reviewed by his legal and tax advisers, and hereby represents that he is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or Affiliates. The Participant hereby accepts the RSUs subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice and the Award Agreement will be resolved solely by the Committee in the exercise of its reasonable judgment, subject to the requirements of Section 9(g) of the Award Agreement.

[SIGNATURES ON NEXT PAGE]

Signatures:
1 Number of RSUs awarded shall equal $150,000 of value based on January 19, 2023, closing price.
1

By the Participant’s below signature and the below signature of the Company’s representative, the Participant and the Company hereby agree that the RSUs are governed only by the terms and conditions of this Notice and the Award Agreement.

FLOTEK INDUSTRIES, INC.		PARTICIPANT

By:
Harshavardhan V. Agadi
Its:
Dated:	_____________________________________	Dated: ______________________________

2

FLOTEK INDUSTRIES, INC.
STAND-ALONE RESTRICTED STOCK UNIT AWARD AGREEMENT
AWARD AGREEMENT
Subject to the terms and conditions of the Notice of Award (the “Notice”), this Flotek Industries, Inc. Stand-Alone Restricted Stock Unit Award Agreement (this “Award Agreement”), Flotek Industries, Inc., a Delaware corporation (the “Company”), hereby grants the individual set forth in the Notice (the “Participant”), the Restricted Stock Units described in the Notice (the “RSUs”). Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings as set forth in Section 7 or the Notice.
1.Grant of the RSUs. Certain of the principal features of the RSUs, including the number of RSUs subject to the Award, are set forth in the Notice, and other principal features, such as payment, are set forth in this Award Agreement.

2.Vesting Schedule. The RSUs will vest in accordance with the Vesting Schedule provided in the Notice (the “Vesting Schedule”).

3.Settlement of RSUs into Shares. Each RSU that becomes vested will immediately and automatically be converted into one share of Common Stock and immediately thereafter be issued to the Participant. No dividend equivalents will be granted with respect to the RSUs.

4.Taxes. The Participant hereby acknowledges and understands that he may suffer adverse tax consequences as a result of the Participant’s receipt of or vesting in the RSUs or disposition of the shares of Common Stock received in exchange for vested RSUs.

(a)Representations. The Participant has reviewed with the Participant’s tax advisors the tax consequences of the Notice and this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that the Participant (and not the Company) will be responsible for the Participant’s tax liability that may arise as a result of the Participant receiving the Notice, this Award Agreement and the RSUs granted hereunder.

(b)Payment of Withholding Taxes. The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs that settle in shares of Common Stock in accordance with Section 3. The Committee has the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his obligations under this Section 4(b). The Participant hereby acknowledges the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 4(b).

(c)Section 409A of the Code. The Notice and this Award Agreement are designed to be exempt from the application of Section 409A of the Code. To that end, the Notice and this Award Agreement will at all times be interpreted and administered in a manner that is consistent with exemption from Section 409A of the Code.

5.Non-Transferability of RSUs; Death of the Participant. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s RSUs in the event of the Participant’s death on a beneficiary designation form provided by the Committee and in the absence of such a designation shall be payable after his death to his spouse and if he is not married at the time of his death to his estate. The terms of this Award Agreement are binding upon the executors, administrators, heirs, successors, and transferees of the Participant.

6.No Rights as a Stockholder of the Company. The Participant’s receipt of the grant of RSUs pursuant to the Notice and this Award Agreement will not provide or confer rights or status as a stockholder of the Company until such time the RSUs are converted in accordance with Section 3 of this Award Agreement.

7.Definitions. As used herein, the following definitions will apply:

(a)“Affiliate” means as defined in the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

(b)“Board” means the Board of Directors of the Company.

(c)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code will be deemed a reference to any successor or amended section of the Code.

(d)“Committee” means the Compensation Committee of the Board.

(e)“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

(f)“Company” means Flotek Industries, Inc., a Delaware corporation, and any successor thereto.

(g)“Restricted Stock Units” or “RSUs” means, subject to the terms and conditions of the Notice and this Award Agreement, an unfunded and unsecured promise to deliver cash or property to the Participant in the amount set forth in the Notice. For this purpose, RSUs are a record-keeping account established by the Company in the Participant’s name. All amounts attributable to the RSUs will be and remain the sole property of the Company until such time the RSUs are settled and extinguished pursuant to the terms and conditions of the Notice and this Award Agreement.

8.Changes in Equity. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment will be made, as the Committee reasonably deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Notice and this Award Agreement. Such adjustment may include an adjustment to the number and class of shares of Common Stock that may be delivered under the RSUs, and the number, class and price of shares of Common Stock subject to outstanding RSUs. Notwithstanding the foregoing, the number of shares of Common Stock subject to the RSUs will always be a whole number.

9.General Provisions.

(a)Legality of Initial Issuance. The Committee has determined that: (i) the Company and the Participant have taken all actions required to register the shares of Common Stock payable under the Notice and this Award Agreement under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of any applicable law has been satisfied.

(b)Notice. Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he most recently provided to the Company.

(c) Successors and Assigns. Except as provided herein to the contrary, the Notice and this Award Agreement is binding upon and will inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d)No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his rights under the Notice or this Award Agreement without the prior written consent of the Committee, which consent may be withheld in its sole discretion. The Committee is permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment will release the Company of any obligations pursuant to the Notice and this Award Agreement.

(e)Construction and Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality, or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal, or unenforceable in any respect.
(f)Amendment and Termination. The Company has the right to unilaterally amend the Notice and/or this Award Agreement to the minimum extent necessary to comply with applicable laws, and such amendment will not be deemed to materially impair the rights of the Participant to the RSUs.

(g)Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the RSUs hereunder must be submitted by the Participant to the Committee.

(h)Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or by electronic transmission, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

(i)Entire Agreement; Governing Law; and Amendments. The provisions of the Notice are incorporated herein by reference. The Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. The Notice and this Award Agreement are governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

(j)Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice or this Award Agreement must be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Harris County, Texas) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9(k) are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

(k)No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE NOTICE AND THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S (OR ANY AFFILIATE’S) RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME.

(l)Unsecured General Creditor. The Participant has no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of RSUs hereunder. For purposes of the payment of benefits under the Notice and this Award Agreement, the Participant has no more rights than those of a general creditor of the Company. The Company’s obligation under the Notice and this Award Agreement will be that of a conditional unfunded and unsecured promise to pay money or property in the future.